EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-273881) and Form S-8 (No. 333-174617) of International Tower Hill Mines Ltd. of our report dated March 7, 2024, relating to the consolidated financial statements of International Tower Hill Mines Ltd., which appears in Form 10-K of International Tower Hill Mines Ltd. dated March 7, 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 7, 2024